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                                                                    Exhibit 23.2

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form F-4 No. 333-128682) and related Prospectus of CHC Helicopter Corporation for the registration of US$150,000,000 7 3/8% Senior Subordinated Notes due 2014 and to the incorporation by reference therein of our report dated June 3, 2005 (except for Notes 34, 35 and 36 which are as at September 9, 2005) with respect to the consolidated financial statements of CHC Helicopter Corporation included in its Annual Report (Form 20-F) for the year ended April 30, 2005, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
                                                           Chartered Accountants

St. John's, Canada
October 13, 2005


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